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                                  Exhibit 21

                             List of Subsidiaries

                                                  State or Country of
Corporate Name                                    Incorporation
--------------                                    -------------

Inter*Act Electronic Marketing, Inc.              North Carolina

     Inter*Act International Holdings, Inc.       North Carolina
          Inter*Act Holdings Limited              England
               Inter*Act Systems UK Limited       England
               IAEM SAS                           France

     Network Licensing, Inc.                      North Carolina